EXHIBIT 23(a)

                               CONSENT OF COUNSEL


Motors Mechanical Reinsurance Company, Limited:

We hereby consent to (i) the filing of our opinion as Exhibit 5 to Post Effective Amendment No. 1 to the Registration Statement of Motors Mechanical Reinsurance Company, Limited (the "Company"), on Form S-2 registering up to 12,000 shares of the Company's participating stock, and (ii) the reference to our name under the captions "Barbados Corporate Laws Provisions," "Legal Matters" and "Experts" in the Prospectus which is part of such Registration Statement.



                                          s/EVELYN, GITTENS & FARMER




Bridgetown, Barbados
May 9, 2001